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                                     EXHIBIT

                              ITEM 14. (a)(3) 3(e)



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                                                                          PAGE 1
                                State of Delaware
                        Office of the Secretary of State

                         ------------------------------


              I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE
CERTIFICATE OF MERGER, WHICH MERGES:
              "TELMARK INC.", A NEW YORK CORPORATION,
              WITH AND INTO "TELMARK LLC" UNDER THE NAME OF "TELMARK LLC", A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF JUNE, A.D. 1998, AT 4 O'CLOCK P.M.
              AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIRST DAY OF JULY, A.D. 1998.



















                      (secretary's office)
                           (seal)            /S/EDWARD J. FREEL
                         (Delaware)          -----------------------------------
                                             Edward J. Freel, Secretary of State

2913139 8100M                                AUTHENTICATION:           9172559
981255676                                    DATE:                     06-30-98



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                              CERTIFICATE OF MERGER
                                       OF
                                  TELMARK INC.
                                      INTO
                                   TELMARK LLC

         The undersigned limited liability company formed and existing under and by virtue of the Delaware Limited Liability Company Act, 6 Del.C. ss.18-101, et seq. (the "Act")

                              DOES HEREBY CERTIFY:

         FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merge are as follows:

                                                       Jurisdiction of
         Name                                          Formation or Organization
         ----                                          -------------------------

         Telmark Inc.                                                  New York
         Telmark LLC                                                   Delaware

         SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged in accordance with Section 904-a of Business Corporation Law of the State of New York and in accordance with Section 18-209 of the Act by (i) Telmark Inc. and (ii) Telmark LLC.

         THIRD: The name of the surviving Delaware limited liability company is Telmark LLC.

         FOURTH: The merger of Telmark Inc. into Telmark LLC shall be effective at 12:01 a.m. Eastern Daylight Savings Time on July 1, 1998.

         FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving limited liability company. The address of the principal place of business of the surviving limited liability company is 333 Butternut Drive, DeWitt, New York 13214.

         SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company, on request and without cost, to any member of Telmark LLC, and to any person holding an interest in Telmark Inc.

Date: June 29, 1998
                                                    Telmark LLC




                                                    By: /S/DANIEL J. EDINGER
                                                    ----------------------------
                                                    Daniel J. Edinger, President

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                         FILED 4:00 PM 6/30/98
                                                          981255676 - 2913139





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